Exhibit 99.1

Company Contact:
Charles R. Daniel, III
Chief Financial Officer
(314) 621-0699

Investor Contacts:
ICR, Inc.
Allison Malkin/Rachel Schacter
(203) 682-8225/(646) 277-1243

BAKERS FOOTWEAR ENTERS INTO TRADEMARK SALE AND LICENSE

AGREEMENT FOR ITS WILD PAIR BRAND

Steve Madden Purchases Wild Pair Trademark for Approximately $4 million

ST. LOUIS, MO. – December 29, 2011 – Bakers Footwear Group, Inc. (OTC Bulletin Board: BKRS.OB) today announced it had entered into a Trademark Sale and License Agreement for its Wild Pair trademark, and related trademarks, with Steven Madden, Ltd. (NASDAQ:SHOO). The arrangement calls for Steve Madden to purchase the Wild Pair trademark for up to $4 million and enter into a non-exclusive, non-transferable, royalty free perpetual license for the marks with Bakers Footwear Group to allow Bakers to continue to offer Wild Pair footwear in its stores, e-commerce and Wild Pair retail stores. Net proceeds to Bakers are estimated to be between $3.3 million and $3.9 million.

“We are pleased to continue the growth of the Wild Pair brand with this transaction,” stated Peter Edison, Chairman and Chief Executive Officer of Bakers Footwear Group. “Wild Pair, an iconic label known for its sexy, fashion footwear with a 39-year heritage and a highly loyal following has tremendous potential and we believe Steve Madden is the best possible company to take advantage of the significant opportunity that exists to broaden the appeal and reach of the Wild Pair label. The structure of this transaction allows for Bakers to benefit from the future expansion of Wild Pair. We can continue with our current Wild Pair growth in our own stores and website and benefit, indirectly, from the added market share for the brand with a great wholesaling partner such as Steve Madden.”

Edward Rosenfeld, Chairman and Chief Executive Officer of Steve Madden, commented, “We are pleased to once again expand our diversified portfolio of brands with the addition of Wild Pair. We look forward to broadening the distribution and reach of the brand while maintaining the brand DNA that has made Wild Pair successful for almost 40 years.”

The agreement contains customary and other provisions. Details of those arrangements and additional information about the transaction are described in the Company’s Current Report on Form 8-K filed today.

About Bakers Footwear Group, Inc.

Bakers Footwear Group, Inc. is a national, mall-based, specialty retailer of distinctive footwear and accessories for young women. The Company’s merchandise includes private label and national brand dress, casual and sport shoes, boots, sandals and accessories. The Company currently operates 233 stores nationwide. Bakers’ stores focus on women between the ages of 16 and 35. Wild Pair stores offer fashion-forward footwear to women between the ages of 17 and 29.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 27(A) OF THE SECURITIES ACT OF 1933 AND SECTION 21(E) OF THE SECURITIES EXCHANGE ACT OF 1934). BAKERS FOOTWEAR HAS NO DUTY TO UPDATE SUCH STATEMENTS. ACTUAL FUTURE EVENTS AND CIRCUMSTANCES COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THIS STATEMENT DUE TO VARIOUS FACTORS. FACTORS THAT COULD CAUSE THESE CONDITIONS NOT TO BE SATISFIED INCLUDE INABILITY TO SATISFY DEBT COVENANTS, MATERIAL DECLINES IN SALES TRENDS AND LIQUIDITY, MATERIAL CHANGES IN CAPITAL MARKET CONDITIONS OR IN BAKERS FOOTWEAR’S BUSINESS, PROSPECTS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION, AND OTHER RISKS AND UNCERTAINTIES, INCLUDING THOSE DETAILED IN BAKERS FOOTWEAR’S MOST RECENT ANNUAL REPORT ON FORM 10-K AND OUR MOST RECENT QUARTERLY REPORT ON FORM 10-Q, INCLUDING THOSE DISCUSSED IN “RISK FACTORS,” IN “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND RESULTS OF OPERATIONS” AND IN NOTE 2 TO THE FINANCIAL STATEMENTS IN THESE REPORTS, AND IN ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear and accessories for women, men and children. In addition to marketing products under its owned brands including Steve Madden, Steven by Steve Madden, Madden Girl, Stevies, Betsey Johnson, Betseyville, Report, Report Signature, R2 by Report, Big Buddha and Cejon, the Company is the licensee of various brands, including Olsenboye for footwear, handbags and belts, Elizabeth and James, Superga, l.e.i. and GLO for footwear and Daisy Fuentes for handbags. The Company also designs and sources products under private label brand names for various retailers. The Company’s wholesale distribution includes department stores, specialty stores, luxury retailers, national chains and mass merchants. The Company also operates 84 retail stores (including the Company’s online store). The Company licenses certain of its brands to third parties for the marketing and sale of certain products, including for ready-to-wear, outerwear, intimate apparel, eyewear, hosiery, jewelry, fragrance and bedding and bath products.